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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement of Resource Bancshares Mortgage Group, Inc. on Form S-8 of our report dated February 7, 2000, appearing in and incorporated by reference in the 1999 Annual Report on Form 10-K of Resource Bancshares Mortgage Group, Inc. for the year ended December 31, 1999, and to any reference to us in the Prospectus.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Columbia, South Carolina
July 28, 2000